Exhibit 10.1

Execution Version

SECOND AMENDMENT

TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

among

HIGHPOINT OPERATING CORPORATION,
as Borrower,

HIGHPOINT RESOURCES CORPORATION,
as Holdings,

THE GUARANTORS PARTY HERETO,

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,

and

THE LENDERS PARTY HERETO

SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED Credit Agreement (this “Amendment”) executed effective as of November 2, 2020 is among HIGHPOINT OPERATING CORPORATION, a corporation duly formed and existing under the laws of the State of Delaware, as borrower (the “Borrower”), HIGHPOINT RESOURCES CORPORATION, a corporation duly formed and existing under the laws of the State of Delaware, as holdings (“Holdings”), the Guarantors party hereto, the Lenders party hereto and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

RECITALS

A.The Borrower, Holdings, the Administrative Agent and the Lenders are parties to that certain Fourth Amended and Restated Credit Agreement dated as of September 14, 2018 (as amended to date, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Amendment and as the same may be further amended, modified or otherwise supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.The Borrower has requested and the Administrative Agent and the undersigned Lenders have agreed, subject to the terms and conditions contained in this Amendment, to amend certain provisions of the Existing Credit Agreement, such amendments to be effective as of the Amendment Effective Date.

C.NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all section and article references in this Amendment refer to sections of the Existing Credit Agreement.

Section 2.Amendments to Existing Credit Agreement.

2.1Amendment to Section 1.02. Section 1.02 is hereby amended by amending and restating the following defined terms in their entirety:

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

2.2Further Amendments to Section 1.02. Section 1.02 is hereby amended by adding the following defined terms in the appropriate alphabetical order:

“Lender Parties” means the Lenders, the Issuing Banks and the Administrative Agent.

“Second Amendment Effective Date” means November 2, 2020.

2.3Amendment to Section 6.02(f). Section 6.02(f) is hereby amended and restated in its entirety to read: “[Reserved.]”

2.4Amendment to Section 8.17(a). The first sentence of Section 8.17(a) is hereby amended by inserting “; provided that the Borrower may not designate any Restricted Subsidiary as an Unrestricted Subsidiary on or after the Second Amendment Effective Date” at the end thereof.

2.5Amendments to Section 9.02. Section 9.02(d) is hereby amended by replacing “$100,000,000” therein with “$25,000,000”. Section 9.02(h) is hereby amended by replacing “$1,000,000,000” therein with “$0”. Section 9.02(i) is hereby amended by replacing “$75,000,000” therein with “$0”.

2.6Amendment to Section 9.03. Section 9.03(d) is hereby amended by replacing “$50,000,000” therein with “$5,000,000”.

2.7Amendments to Section 9.04. Sections 9.04(a)(iv) is hereby amended and restated in its entirety to read: “[reserved]”. Section 9.04(b)(i) is hereby amended and restated in its entirety to read: “(i) call, make or offer to make any voluntary or optional Redemption of or otherwise voluntarily or optionally Redeem (whether in whole or in part) any Permitted Debt (other than the Redemption of Permitted Debt for Equity Interests (other than Disqualified Capital Stock)),”.

2.8Amendments to Section 9.05. Sections 9.05(g)(iii), 9.05(g)(iv), 9.05(h) and 9.05(m) are hereby amended and restated in their entirety to read [reserved]. Section 9.05(i) is hereby amended by deleting ““joint venture or” therein.

2.9Amendment to Section 9.06. Section 9.06 is hereby amended by deleting “; Foreign Subsidiaries” therein.

2.10Amendment to Section 12.03. Section 12.03 is hereby amended and restated in its entirety to read:

“(a) Costs and Expenses. The Borrower shall pay, within 30 days of invoice, (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including, without limitation, the reasonable out-of-pocket fees, charges and disbursements of counsel and other outside consultants for the Administrative Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of environmental audits and surveys and appraisals) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents or any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all costs, expenses, Taxes, assessments and other charges incurred by any Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein or conducting of title reviews, mortgage matches and collateral reviews, (iii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iv) all out-of-pocket expenses incurred by any Lender Party (including the fees, charges and disbursements of any counsel for any Lender Party), in connection with the enforcement or protection of its rights, (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring, negotiations or legal proceedings in respect of such Loans or Letters of Credit.

(b) Indemnification by the Borrower. The Borrower shall, and does hereby indemnify, the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) the failure of any Lofan Party to comply with the terms of any Loan Document or with any Governmental Requirement, (iii) any inaccuracy of any representation or any breach of any warranty or covenant of any Loan party set forth in any of the Loan Documents or any instruments, documents or certifications delivered in connection therewith, (iv) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (v) the operation of the business of the Loan Parties, (vi) any assertion that the Lenders were not entitled to receive the proceeds received pursuant to the Security Instruments, (vii) any actual or alleged Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (viii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment in favor on the Borrower or such other Loan Party to have resulted (x) from the gross negligence or willful misconduct of such Indemnitee, (y) from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s material obligations hereunder or under any other Loan Document or (z) a dispute among or between Indemnitees (except to the extent that such indemnified loss was incurred by or asserted against the Administrative Agent, any arranger or Issuing Bank in its capacity as such) and not involving any act or omission of the Loan Parties or any of their Affiliates. THIS SECTION 12.03(b) SHALL NOT APPLY WITH RESPECT TO TAXES OTHER THAN TAXES THAT REPRESENT LOSSES, CLAIMS, DAMAGES, ETC. ARISING FROM ANY NON-TAX CLAIM.

(c) Limitation of Liability. To the extent permitted by applicable law (i) the Borrower and any Loan Party shall not assert, and the Borrower and each Loan Party hereby waives, any claim against any Lender Party for any liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet) and (ii) the Borrower shall and shall cause each Loan Party not to, assert, and hereby waives and agrees to cause each Loan Party to waive, any claim against any Lender Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, and Loan or Letter of Credit or the use of the proceeds thereof.

(d) To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent or any Issuing Bank under Section 12.03(a) or Section 12.03(b), each Lender severally agrees to pay to such Agent or such Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent or such Issuing Bank in its capacity as such.

(e) All amounts due under this Section 12.03 shall be payable promptly after written demand therefor.

(f) Notwithstanding any other provisions of this Section 12.03, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require Holdings, the Borrower and the Guarantors to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.”

2.11Amendment to Annex I. Annex I of the Existing Credit Agreement is hereby amended by deleting such Annex in its entirety and replacing it with Annex I attached hereto.

Section 3.Borrowing Base. For the period from and including the Amendment Effective Date to but excluding the next Redetermination Date, the amount of the Borrowing Base shall be equal to Two Hundred Million Dollars ($200,000,000). Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Sections 2.07(e), 8.12(b), 8.13(c), 9.12 and 9.19 of the Credit Agreement.

Section 4.Conditions Precedent. This Amendment shall not become effective until the date (the “Amendment Effective Date”) on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

4.1The Administrative Agent shall have received from each of the Borrower, Holdings, the Guarantors and Lenders constituting the Super-Majority Lenders, counterparts (in such number as may be requested by the Administrative Agent) of this Amendment signed on behalf of such Person (which may include Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page).

4.2With respect to each Lender that holds a Note reflecting such Lender’s Elected Commitment Amount prior to giving effect to the Amendment Effective Date (each a “Note Holding Lender”), (a) the Administrative Agent shall have received from the Borrower a new duly executed Note, in substantially the form of Exhibit A to the Credit Agreement, in favor of such Note Holding Lender in the principal amount of such Note Holding Lender’s Elected Commitment Amount after giving effect to the Amendment Effective Date and (b) the Borrower shall have received from such Note Holding Lender either (i) the original copy of such Note Holding Lender’s existing Note reflecting such Note Holding Lender’s Elected Commitment Amount prior to giving effect to the Amendment Effective Date (each an “Old Note”) or (ii) other evidence reasonably satisfactory to the Borrower that such Old Note has been cancelled and is no longer in effect.

4.3The Administrative Agent and the Lenders shall have received all amounts due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement or hereunder.

4.4No Default or Event of Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Amendment.

4.5The representations and warranties of the Borrower and the Guarantors set forth in the respective Loan Documents to which such Persons are party shall be true and correct in all material respects (or, to the extent any such representations and warranties are qualified by reference to materiality or Material Adverse Effect, such representations and warranties shall be true and correct in all respects) on and as of the date hereof, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall be true and correct in all material respects (or, to the extent any such representations and warranties are qualified by reference to materiality or Material Adverse Effect, such representations and warranties shall be true and correct in all respects) as of such specified earlier date.

The Administrative Agent is hereby authorized and directed to declare this Amendment to be effective, and shall deliver written notice of the Amendment Effective Date to Borrower, when the Administrative Agent has received documents confirming or certifying, to the reasonable satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4 or the waiver of such conditions as permitted by the Existing Credit Agreement. Such declaration shall be final, conclusive and binding upon all parties to the Existing Credit Agreement for all purposes.

Section 5.Miscellaneous.

5.1Confirmation. The provisions of the Existing Credit Agreement, as amended by this Amendment, shall remain in full force and effect following the effectiveness of this Amendment. For the avoidance of doubt, this Amendment is a Loan Document.

5.2Ratification and Affirmation; Representations and Warranties. Each of the Borrower, Holdings and each Guarantor hereby (a)(a) acknowledges the terms of this Amendment; (b)(b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein, and, in particular, affirms that, after giving effect to this Amendment, the terms of the Security Instruments secure, and will continue to secure, its obligations thereunder; and (c)(c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (or, to the extent any such representations and warranties are qualified by reference to materiality or Material Adverse Effect, such representations and warranties shall be true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall be true and correct in all material respects (or, to the extent any such representations and warranties are qualified by reference to materiality or Material Adverse Effect, such representations and warranties shall be true and correct in all respects) as of such specified earlier date, and (ii) no Default or Event of Default has occurred and is continuing.

5.3Release. The Borrower and each Guarantor, in consideration of the Administrative Agent’s and the undersigned Lenders’ execution and delivery of this Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, unconditionally, freely, voluntarily and, after consultation with counsel and becoming fully and adequately informed as to the relevant facts, circumstances and consequences, releases, waives and forever discharges (and further agrees not to allege, claim or pursue) any and all claims, rights, causes of action, counterclaims or defenses of any kind whatsoever, in contract, in tort, in law or in equity, whether known or unknown, direct or derivative, which the Borrower, Holdings, any other Guarantor or any predecessor, successor or assign might otherwise have or may have against the Administrative Agent, the Lenders, their present or former subsidiaries and affiliates or any of the foregoing’s officers, directors, employees, attorneys or other representatives or agents on account of any conduct, condition, act, omission, event, contract, liability, obligation, demand, covenant, promise, indebtedness, claim, right, cause of action, suit, damage, defense, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the Amendment Effective Date relating to the Loan Documents, this Amendment and/or the transactions contemplated thereby or hereby. The foregoing release shall survive the termination of this Amendment.

5.4Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Amendment by facsimile or electronic transmission in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

5.5NO ORAL AGREEMENT. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

5.6GOVERNING LAW. THIS AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5.7Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Amendment Effective Date.

BORROWER:	HIGHPOINT OPERATING CORPORATION

	By:	/s/ William M. Crawford
Name: William M. Crawford
Title: Chief Financial Officer

HOLDINGS:	HIGHPOINT RESOURCES CORPORATION

	By:	/s/ William M. Crawford
Name: William M. Crawford
Title: Chief Financial Officer

OTHER GUARANTORS:	FIFTH POCKET PRODUCTION, LLC

	By:	/s/ William M. Crawford
Name: William M. Crawford
Title: Chief Financial Officer

Signature Page to Second Amendment

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Jorge Diaz Granados
Name: Jorge Diaz Granados
Title: Authorized Officer

Signature Page to Second Amendment

LENDERS:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Jorge Diaz Granados
Name: Jorge Diaz Granados
Title: Authorized Officer

The Bank of Nova Scotia, Houston Branch

By:	/s/ Marc Graham
Name: Marc Graham
Title: Managing Director

Wells Fargo Bank, N.A.

By:	/s/ Amy Marchbanks
Name: Amy Marchbanks
Title: Vice President

BANK OF MONTREAL, as a Lender

By:	/s/ Patrick Johnston
Name: Patrick Johnston
Title: Director

U.S. Bank National Association

By:	/s/ Bruce E. Hernandez
Name: Bruce E. Hernandez
Title: Senior Vice President

Signature Page to Second Amendment

BANK OF AMERICA, N.A.

By:	/s/ Alia Qaddumi
Name: Alia Qaddumi
Title: Director

Citibank, N.A.

By:	/s/ Cliff Vaz
Name: Cliff Vaz
Title: Vice President

COMERICA BANK

By:	/s/ Caroline M. McClurg
Name: Caroline M. McClurg
Title: Senior Vice President

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH

By:	/s/ Jacob W. Lewis
Name: Jacob W. Lewis
Title: Authorized Signatory

Key Bank, National Association

By:	/s/ David M. Bornstein
Name: David M. Bornstein
Title: Senior Vice President

Signature Page to Second Amendment

Annex I

List of Elected Commitment Amounts

Name of Lender	Title	Elected Commitment Amounts	%
J.P. Morgan Chase Bank, N.A.	Administrative Agent	$22,200,000.00	12.0%
The Bank of Nova Scotia, Houston Branch	Co-Syndication Agent	$18,500,000.00	10.0%
Wells Fargo Bank, N.A.	Co-Syndication Agent	$18,500,000.00	10.0%
Bank of Montreal	Co-Documentation Agent	$18,500,000.00	10.0%
U.S. Bank National Association	Co-Documentation Agent	$18,500,000.00	10.0%
Bank of America, N.A.		$18,500,000.00	10.0%
Citibank, N.A.		$18,500,000.00	10.0%
Comerica Bank		$12,950,000.00	7.0%
BOKF, NA d/b/a Bank of Oklahoma		$12,950,000.00	7.0%
Canadian Imperial Bank of Commerce, New York Branch		$12,950,000.00	7.0%
KeyBank National Association		$12,950,000.00	7.0%
TOTAL		$185,000,000.00	100.0%
Annex I to Second Amendment